Exhibit 99.1


                           FOR FURTHER INFORMATION:

                           Media Relations:     Investor Relations:
                           Jim Vitak            Bill Henderson
                           (859)815-5106        (859)815-4454
                           jvitak@ashland.com   wehenderson@ashland.com

                           FOR IMMEDIATE RELEASE
                           October 21, 2003


ASHLAND INC. REPORTS FOURTH QUARTER
AND FISCAL 2003 EARNINGS

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                        SEPTEMBER 2003 QUARTER HIGHLIGHTS

     Record quarter from Valvoline and improvement in both petroleum refining and chemical distribution more than offset loss from road construction and decline from specialty chemical.

                                                      Quarter ended September 30                 Year ended September 30
In millions except earnings per share                     2003              2002                    2003            2002
------------------------------------------------------------------------------------------------------------------------
Operating income                                        $  119             $  96                  $  266          $  321
Income from continuing operations                       $   61             $  41                  $   94          $  115
Net income                                              $  137             $  47                  $   75          $  117

Diluted earnings per share:
      Income from continuing operations                 $  .89             $ .59                  $ 1.37          $ 1.64
      Net income                                        $ 1.99             $ .68                  $ 1.10          $ 1.67

     Ashland Inc. today reported net income of $137 million, or $1.99 a share, for the quarter ended September 30, the fourth quarter of the company's 2003 fiscal year. These results included an $81 million gain on the sale of its Electronic Chemicals group. Net income for the 2002 September quarter was $47 million, or 68 cents a share. Income from continuing operations for the 2003 quarter amounted to $61 million, or 89 cents a share, compared to $41 million, or 59 cents a share, for the quarter a year ago. In the quarter just ended, the company recorded $22 million in before-tax charges for severance and other costs related to

                                  -more-
the company's Top-Quartile Cost Structure (TQCS) program. Under this initiative, actions are underway that are expected to reduce selling, general and administrative expenses by an annual rate of approximately $75 million by the end of fiscal 2004.

     For the year ended September 30, 2003, Ashland reported net income of $75 million, or $1.10 a share, compared to net income of $117 million, or $1.67 a share last year. Ashland's income from continuing operations for 2003 totaled $94 million, or $1.37 a share, compared to $115 million, or $1.64 a share, for 2002.

     "Income from continuing operations increased 49 percent for the quarter, reflecting a record September quarter from Valvoline, a substantial rebound by Ashland Distribution and good results from our refining and marketing investment," said Ashland Chairman and Chief Executive Officer James J. O'Brien. "We were disappointed, however, by an operating loss from APAC and the drop in operating income from Ashland Specialty Chemical."

     O'Brien said several factors contributed to APAC's $3 million operating loss. Reserves of $12 million were established for job losses related to the Virginia Department of Transportation (VDOT) Route 288 project, reflecting weather-related cost increases and construction delays. Also in the quarter, APAC recorded a $9 million pre-tax impairment charge for goodwill associated with non-strategic assets identified for sale. Although revenues for the quarter nearly equaled those of a year ago, persistent poor weather created inefficiencies throughout the construction season, which led to much lower than expected margins. In addition, liquid asphalt costs increased by about 8 percent, compared to the 2002 quarter, while fuel costs for asphalt plants and the equipment fleet rose 25 percent and 9 percent, respectively.

     "While we are quite disappointed with APAC's 2003 performance, we continue to believe that APAC will benefit from its strong backlog of $1.7 billion and an improved cost structure in fiscal 2004," O'Brien said.

     Operating income from Ashland Specialty Chemical declined to $10 million for the quarter compared to $19 million a year ago. Several factors contributed to the decline, including a $5 million charge related to Ashland's TQCS program. In addition, prior increases in raw material costs were not completely recovered in the marketplace.

     "Although the quarter's performance was disappointing, most of the decline was due to charges and expenses related to initiatives that should enable us to reduce costs and improve

                                  -more-

performance going forward," O'Brien said. "Additionally, Ashland Specialty Chemical has created a new solutions process to advance how it commercializes new technology. We remain optimistic about the future of this division."

     Ashland Distribution significantly improved its performance. Operating income for the quarter reached $5 million after a $5 million charge for staff reductions related to Ashland's TQCS program. These results compared to an operating loss of $7 million in the quarter a year ago. Operating income for the year climbed to $32 million, versus only $1 million for fiscal 2002, reflecting an 11 percent increase in sales revenues which includes a 5 percent increase in volumes.

     "Ashland Distribution's improvements were achieved despite a sluggish industrial economy, which demonstrates the business's success in improving service and reducing costs," O'Brien said. "We're pleased with the progress made this year. While sales and profits have not yet met our long-term expectations, the team is clearly doing the work required to improve service to customers, increase sales and grow earnings."

     Valvoline achieved a record September quarter; operating income rose 29 percent to $31 million, compared to $24 million in the 2002 quarter. Valvoline branded lubricant sales volumes improved on the strength of an 11 percent increase in premium product sales volumes and an increase in distributor sales volumes in the "do-it-for-me" market. Valvoline Instant Oil Change (VIOC) had a record quarter due to a 16 percent increase in revenues from transmission, cooling, fuel and air quality system services and an 11 percent increase in premium lubricant oil changes. In addition, Valvoline International had a record quarter in part due to better volumes in key markets and strengthening foreign currencies.

     "Valvoline's record year demonstrates the division's ability to perform at a consistently high level. Operating income for the year grew by 13 percent, as Valvoline continued to benefit from its highly successful strategy to emphasize premium products and services," O'Brien said. "Valvoline is our best example of the type of performance we are working to create in all of our businesses."

                                  -more-

     Results from refining and marketing improved significantly compared to the previous year. Operating income in the quarter jumped to $118 million compared to $33 million a year ago. Strong results from Marathon Ashland Petroleum were due to improved demand in the Midwest and strong refining margins and record refinery throughput. For the fiscal year, operating income from refining and marketing rose by 84 percent over 2002 to $263 million.

     Including $11 million in TQCS charges, corporate costs were $42 million in the quarter versus $31 million for the prior year.

     "In summary, we moved forward decisively on a number of fronts in fiscal 2003," O'Brien said. "As a result, we are entering the new fiscal year with a sharper business focus, a well-defined strategy and in stronger competitive position. While we recognize there is more yet to be done, we believe the progress we've made this year has set Ashland on the right course to deliver greater future value to our shareholders and to reach our goal of consistently outperforming our competitors."

     Today at 5:00 p.m. (EDT), Ashland will provide a live audio webcast of its year-end meeting with securities analysts. The webcast will be accessible through Ashland's Investor Relations website, www.ashland.com/investors. Interested parties may also dial (800) 362-0571 for a listen-only broadcast. Following the live event, an archived version of the webcast will be available on the Ashland website for 12 months. Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE:ASH) is a Fortune 500 company providing products, services, and customer solutions throughout the world. Our businesses include road construction, specialty chemicals, lubricants, car-care products, chemical and plastics distribution and transportation fuels. Through the dedication of our employees, we are "The Who In How Things Work(TM)." Find us at www.ashland.com.

                                   - 0 -


THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, WITH RESPECT TO ASHLAND'S OPERATING PERFORMANCE AND EARNINGS. THESE ESTIMATES ARE BASED UPON A NUMBER OF ASSUMPTIONS, INCLUDING THOSE MENTIONED WITHIN THIS NEWS RELEASE. SUCH ESTIMATES ARE ALSO BASED UPON INTERNAL FORECASTS AND ANALYSES OF CURRENT AND FUTURE MARKET CONDITIONS AND TRENDS, MANAGEMENT PLANS AND STRATEGIES, WEATHER, OPERATING EFFICIENCIES AND ECONOMIC CONDITIONS, SUCH AS PRICES, SUPPLY AND DEMAND, COST OF RAW MATERIALS, AND LEGAL PROCEEDINGS AND CLAIMS (INCLUDING ENVIRONMENTAL AND ASBESTOS MATTERS). ALTHOUGH ASHLAND BELIEVES ITS EXPECTATIONS ARE BASED ON REASONABLE ASSUMPTIONS, IT CANNOT ASSURE THE EXPECTATIONS REFLECTED HEREIN WILL BE ACHIEVED. THIS FORWARD-LOOKING INFORMATION MAY PROVE TO BE INACCURATE AND ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED IF ONE OR MORE OF THE UNDERLYING ASSUMPTIONS OR EXPECTATIONS PROVES TO BE INACCURATE OR IS UNREALIZED OR IF OTHER UNEXPECTED CONDITIONS OR EVENTS OCCUR. OTHER FACTORS AND RISKS AFFECTING ASHLAND ARE CONTAINED IN ASHLAND'S FORM 10-K FOR THE FISCAL YEAR ENDED SEPT. 30, 2002, AS AMENDED. ASHLAND UNDERTAKES NO OBLIGATION TO SUBSEQUENTLY UPDATE OR REVISE THE FORWARD-LOOKING STATEMENTS MADE IN THIS NEWS RELEASE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.

(TM) Trademark, Ashland Inc.

Ashland Inc. and Consolidated Subsidiaries                                Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)

                                                                                  Three months ended             Year ended
                                                                                     September 30               September 30
                                                                                -----------------------    ------------------------
                                                                                   2003         2002          2003          2002
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,130    $   2,033     $    7,518    $   7,348
     Equity income                                                                    133           40            301          181
     Other income                                                                       2           12             46           47
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,265        2,085          7,865        7,576
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,708        1,586          6,005        5,756
     Selling, general and administrative expenses                                     386          348          1,390        1,291
     Depreciation, depletion and amortization                                          52           55            204          208
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,146        1,989          7,599        7,255
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                      119           96            266          321
     Net interest and other financial costs                                           (32)         (34)          (128)        (138)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                               87           62            138          183
     Income taxes                                                                     (26)         (21)           (44)         (68)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                      61           41             94          115
     Results from discontinued operations (net of income taxes)                        81            6            (14)          13
                                                                                ----------   ----------    -----------   ----------
INCOME BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGES                                                            142           47             80          128
     Cumulative effect of accounting changes (net of income taxes)                     (5)           -             (5)         (11)
                                                                                ----------   ----------    -----------   ----------
NET INCOME                                                                      $     137    $      47     $       75    $     117
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS PER SHARE
     Income from continuing operations                                          $     .89    $     .59     $     1.37    $    1.64
     Results from discontinued operations                                            1.18          .09           (.19)         .19
     Cumulative effect of accounting changes                                         (.08)           -           (.08)        (.16)
                                                                                ----------   ----------    -----------   ----------
     Net income                                                                 $    1.99    $     .68     $     1.10    $    1.67
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          69           69             69           70

SALES AND OPERATING REVENUES
     APAC                                                                       $     785    $     791     $    2,400    $   2,652
     Ashland Distribution                                                             723          660          2,804        2,535
     Ashland Specialty Chemical                                                       300          285          1,170        1,094
     Valvoline                                                                        346          319          1,235        1,152
     Intersegment sales                                                               (24)         (22)           (91)         (85)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,130    $   2,033     $    7,518    $   7,348
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME
     APAC                                                                       $      (3)   $      58     $      (42)   $     122
     Ashland Distribution                                                               5           (7)            32            1
     Ashland Specialty Chemical                                                        10           19             31           70
     Valvoline                                                                         31           24             87           77
     Refining and Marketing (a)                                                       118           33            263          143
     Corporate                                                                        (42)         (31)          (105)         (92)
                                                                                ----------   ----------    -----------   ----------
                                                                                $     119    $      96     $      266    $     321
                                                                                ==========   ==========    ===========   ==========

----------

(a) Includes Ashland's equity income from Marathon Ashland Petroluem LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.

Ashland Inc. and Consolidated Subsidiaries                                Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                September 30
                                                                                                         ---------------------------
                                                                                                             2003           2002
                                                                                                         -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                       $      223     $        90
         Accounts receivable                                                                                  1,135           1,056
         Inventories                                                                                            441             456
         Deferred income taxes                                                                                  142             119
         Current assets of discontinued operations held for sale                                                  -             211
         Other current assets                                                                                   144             139
                                                                                                         -----------    ------------
                                                                                                              2,085           2,071

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                   2,448           2,350
         Goodwill                                                                                               523             510
         Asbestos insurance receivable (noncurrent portion)                                                     399             171
         Other noncurrent assets                                                                                340             329
                                                                                                         -----------    ------------
                                                                                                              3,710           3,360

     Property, plant and equipment
         Cost                                                                                                 2,959           2,920
         Accumulated depreciation, depletion and amortization                                                (1,748)         (1,629)
                                                                                                         -----------    ------------
                                                                                                              1,211           1,291
                                                                                                         -----------    ------------

                                                                                                         $    7,006     $     6,722
                                                                                                         ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                        $      102     $       201
         Trade and other payables                                                                             1,371           1,256
         Current liabilities of discontinued operations held for sale                                             -              39
         Income taxes                                                                                            11              24
                                                                                                         -----------    ------------
                                                                                                              1,484           1,520

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                1,512           1,606
         Employee benefit obligations                                                                           385             509
         Deferred income taxes                                                                                  291             246
         Reserves of captive insurance companies                                                                168             166
         Asbestos litigation reserve (noncurrent portion)                                                       560             152
         Other long-term liabilities and deferred credits                                                       353             350
                                                                                                         -----------    ------------
                                                                                                              3,269           3,029

     Common stockholders' equity                                                                              2,253           2,173
                                                                                                         -----------    ------------

                                                                                                         $    7,006     $     6,722
                                                                                                         ===========    ============

Ashland Inc. and Consolidated Subsidiaries                                Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)

                                                                                                                 Year ended
                                                                                                                September 30
                                                                                                          --------------------------
                                                                                                              2003           2002
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                                    $       94     $      115
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                            204            208
         Deferred income taxes                                                                                    49           (121)
         Equity income from affiliates                                                                          (301)          (181)
         Distributions from equity affiliates                                                                    203            201
         Other items                                                                                               1              -
     Change in operating assets and liabilities (b)                                                               (8)           (59)
                                                                                                          -----------    -----------
                                                                                                                 242            163
CASH FLOWS FROM FINANCING
     Proceeds from issuance of long-term debt                                                                      -             55
     Proceeds from issuance of common stock                                                                        2             11
     Repayment of long-term debt                                                                                (216)          (140)
     Repurchase of common stock                                                                                    -            (42)
     Increase (decrease) in short-term debt                                                                      (10)            10
     Dividends paid                                                                                              (75)           (76)
                                                                                                          -----------    -----------
                                                                                                                (299)          (182)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                             (110)          (174)
     Purchase of operations - net of cash acquired                                                                (5)           (15)
     Proceeds from sale of operations                                                                              7              -
     Other - net                                                                                                  11             27
                                                                                                          -----------    -----------
                                                                                                                 (97)          (162)
                                                                                                          -----------    -----------
CASH USED BY CONTINUING OPERATIONS                                                                              (154)          (181)
     Cash provided by discontinued operations                                                                    287             35
                                                                                                          -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                          $      133     $     (146)
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $      108     $      114
     Ashland Distribution                                                                                         19             21
     Ashland Specialty Chemical                                                                                   40             38
     Valvoline                                                                                                    26             24
     Corporate                                                                                                    11             11
                                                                                                          -----------    -----------
                                                                                                          $      204     $      208
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       47     $      107
     Ashland Distribution                                                                                          5             12
     Ashland Specialty Chemical                                                                                   34             27
     Valvoline                                                                                                    16             21
     Corporate                                                                                                     8              7
                                                                                                          -----------    -----------
                                                                                                          $      110     $      174
                                                                                                          ===========    ===========

----------

(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $139 million in 2003 and $138 million in 2002, and its share of MAP's capital expenditures was $296 million in 2003 and $199 million in 2002.

(b)      Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries                                Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)

                                                                               Three months ended                Year ended
                                                                                  September 30                  September 30
                                                                            --------------------------    --------------------------
                                                                                2003           2002           2003           2002
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at September 30 (millions) (a)                                                  $    1,745     $    1,691
     Hot-mix asphalt production (million tons)                                    11.5           11.4           32.5           36.7
     Aggregate production (million tons)                                           9.0            8.8           28.7           31.0
     Ready-mix concrete production (million cubic yards)                           0.5            0.6            2.0            2.1
ASHLAND DISTRIBUTION (b)
     Sales per shipping day (millions)                                      $     11.3     $     10.3     $     11.1     $     10.1
     Gross profit as a percent of sales                                           15.5%          15.7%          15.3%          16.1%
ASHLAND SPECIALTY CHEMICAL (b)
     Sales per shipping day (millions)                                      $      4.7     $      4.5     $      4.6     $      4.3
     Gross profit as a percent of sales                                           33.6%          36.5%          33.7%          37.0%
VALVOLINE
     Lubricant sales (million gallons)                                            51.3           53.5          193.5          199.0
     Premium lubricants (percent of U.S. branded volumes)                         18.6%          16.9%          18.5%          16.1%
REFINING AND MARKETING (c)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                         966            931            900            930
         Other charge and blend stocks                                             142            134            133            151
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  590            570            554            594
         Distillates                                                               290            279            278            293
         Asphalt                                                                    77             80             71             73
         Other                                                                     157            140            131            127
                                                                            -----------    -----------    -----------    -----------
         Total                                                                   1,114          1,069          1,034          1,087
     Refined product sales (thousand barrels per day) (d)                        1,445          1,387          1,345          1,321
     Refining and wholesale marketing margin (per barrel) (e)               $     3.61     $     1.63     $     2.59     $     1.82
     Speedway SuperAmerica (SSA)
         Retail outlets at September 30                                                                        1,791          2,063
         Gasoline and distillate sales (million gallons)                           815            943          3,423          3,622
         Gross margin - gasoline and distillates (per gallon)               $    .1375     $    .1063     $    .1191     $    .1040
         Merchandise sales (millions) (f)                                   $      586     $      645     $    2,281     $    2,381
         Merchandise margin (as a percent of sales)                               24.7%          23.2%          24.5%          24.2%

----------

(a)      Includes   APAC's   proportionate   share   of  the   backlog   of
         unconsolidated joint ventures.

(b) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses, and depreciation and amortization relative to manufacturing assets.

(c) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.

(d) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.

(e) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.

(f) Effective January 1, 2003, SSA adopted EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," which requires rebates from vendors to be recorded as reductions to cost of sales. Rebates from vendors recorded in SSA merchandise sales for periods prior to January 1, 2003 have not been restated and included $41 million in the three months ended September 30, 2002; $46 million in the year ended September 30, 2003; and $170 million in the year ended September 30, 2002.